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                                                                    EXHIBIT 99.7

                                                                  Corrected Copy

                  FORM OF STOCK APPRECIATION RIGHTS AGREEMENT
                                   UNDER THE
                                MHI GROUP, INC.
                      1995 STOCK APPRECIATION RIGHTS PLAN



          THIS AGREEMENT, made as of the 25th day of July, 1995, by and between MHI Group, Inc. a Florida corporation (the "Company") and ____________________ (the "Executive")

                             W I T N E S S E T H :
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          WHEREAS, the Executive is now employed by the Company in a key capacity, and the Company desires to have him remain in such employment and to afford him the opportunity to participate in the appreciation of the Company's Common Stock, par value $.40 per share ("Stock"), so that he may have a direct interest in the Company's success without granting him any Stock or derivatives thereof.

          NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

       1. GRANT OF STOCK APPRECIATION RIGHT.  (a)  Subject to the terms and
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conditions set forth herein and in the Company's 1995 Stock Appreciation Rights
Plan (the "Plan"), the Company hereby grants to the Executive, during the period commencing on the date of this Agreement and ending on January 25, 1996 (the "Termination Date"), the right to a cash payment equal to the excess of the Fair Market Value of _______ shares of Stock on the Exercise Date over $_______ (a "SAR").

          (b) For purposes of this Agreement the Fair Market Value of one share of Stock on any date shall be (i) the closing price per share of the Stock on the national securities exchange on which such stock is principally traded, or
(ii) if the Stock is not listed or admitted to trading on any such exchange , the average of the highest reported bid and lowest reported asked prices per share of Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") system, or (iii) if the Stock is not then listed on any securities exchange or prices therefore are not then quoted on the NASDAQ system, the value determined by the Compensation Committee of the Board of Directors of the Company (the "Committee").

       2. LIMITATIONS ON EXERCISE OF STOCK APPRECIATION RIGHT.  (a)  Subject to
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the terms and conditions set forth herein, the Executive may exercise the SAR immediately upon the occurrence of a Change-in-Control of the Company.

          (b) For purposes of the preceding sentence, a "Change-in-Control" shall be deemed to occur if (i) any "person" (as that
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term is used in Sections 13 and 14(d)(2) of the Securities and Exchange Act of
1983 (the "Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of a majority or more of the voting Stock.

       3. TERMINATION OF EMPLOYMENT.  (a)  If the Executive's employment is
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terminated by the Company with Cause (as that term is defined in the
Severance Benefits Agreement between the Company and the Executive, dated as of June 30, 1995 (the "Severance Agreement")) the SAR, to the extent not exercised prior to such termination, shall lapse and be cancelled.

          (b) Any provision of paragraph 3(a) hereof to the contrary notwithstanding, the SAR may not be exercised beyond the Termination Date.

          (c) Whether employment has been or could have been terminated for the purposes of this Agreement, and the reasons therefor, shall be determined by the Committee, whose determination shall be final, binding and conclusive.

       4. METHOD OF EXERCISING STOCK APPRECIATION RIGHT.  The Executive may
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exercise any or all of the SAR by delivering to the Committee a written notice signed by the Executive stating that the Executive has elected to exercise the SAR at that time (the "Exercise Date").

       5. EXECUTIVE.  Whenever the word "Executive" is used in any provision of
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this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Executive" shall be deemed to include such person or persons.

       6. NON-TRANSFERABILITY.  The SAR is not transferable by the Executive
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otherwise than by will or the laws of descent and distribution and are exercisable during the Executive's lifetime only by him. No assignment or transfer of the SAR, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the SAR shall terminate and become of no further effect.

       7. NO RIGHTS AS STOCKHOLDER.  The Executive or a transferee of the SAR
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shall have no rights as a stockholder with respect to any share covered by the
SAR.

       8. NO EXCESS PAYMENTS.  It is the intention of the parties that the
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amounts payable to the Executive upon the exercise of the SAR shall not constitute "excess parachute
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payments" within the meaning of Section 280G of the Internal Revenue Code of
1986, as amended, and any regulations thereunder. If the independent accountants acting for the Company on the date of a Change of Control (or other accounting firm designated by them) determine that the amounts payable upon exercise of the SAR hereof, when aggregated with any other payments made on or prior to the Exercise Date which are deemed to be "parachute payments," within the meaning of
Section 280G may constitute "excess parachute payments," the payments under this Agreement must be reduced to the maximum amount which may be paid without the payments being "excess parachute payments." The determination shall take into account (i) whether such payments are "parachute payments" under Section
280G and, if so, (ii) the amount of the payments under this Agreement that constitutes reasonable compensation under Section 280G. Nothing contained in this Agreement shall prevent the Company after a Change of Control from agreeing to pay the Executive compensation or benefits in excess of those provided in this Agreement.


       9. NOTICE.  Every notice or other communication relating to this
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Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Executive may be given to the Executive personally or may be mailed to him at the Executive's last known address as reflected in the records of the Company.

       10. BINDING EFFECT.  This Agreement shall be binding upon the heirs,
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executors, administrators and successors of the parties hereto.

       11.GOVERNING LAW.  This Agreement shall be construed and interpreted in
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accordance with the laws of the State of Florida, excluding the provisions thereof relating to choice of law.

       12.PLAN.  The terms and provisions of the Plan are incorporated herein by
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reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, the terms of this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MHI GROUP, INC.


                                        By:  ____________________________



                                             ____________________________
                                                      Executive